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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 11, 2003

                             RELIANT RESOURCES, INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                        1-16455                76-0655566
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


               1111 LOUISIANA STREET
                  HOUSTON, TEXAS                            77002
     (Address of Principal Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code: (713) 497-3000

                                   ----------


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In this Form 8-K, and in the Exhibit included as part of the Form 8-K, "Reliant
Resources" or "Reliant" refers to Reliant Resources, Inc., and "we," "us" and "our" refer to Reliant Resources, Inc. and its subsidiaries, unless we specify or the context indicates otherwise.

ITEM 5. OTHER EVENTS

NMA ANNOUNCEMENT OF SECOND PHASE REVIEW

On September 11, 2003, the Dutch competition authority (NMa) issued a press release regarding the outcome of its first phase review of the proposed acquisition of our European energy operations by n.v. Nuon (Nuon), a Netherlands-based electricity distribution company.

In its press release, the NMa informed the parties that a second phase investigation of the proposed acquisition would be required in light of the possibility of a negative impact on competition in the Dutch electricity market caused by increased concentration in the electricity production sector following the acquisition.

The NMa noted that Nuon had submitted proposals intended to address the NMa's concerns and that, as part of the second phase review, the NMa would examine these proposals in detail. The NMa further noted that, if the proposals appear to be effective, the duration of the second phase could be shortened.

On September 16, 2003, the parties submitted to the NMa a "license application" as required under the Dutch Competition Act to initiate the second phase review. Under the Dutch regulatory system, the NMa has a maximum of 13 weeks in which to reach a decision on the license application. Assuming no interruption in the second phase review period, the deadline for the NMa to reach a decision on the transaction is December 16, 2003.

During the second phase review, the NMa typically undertakes a more in-depth investigation of the impact of the proposed acquisition. The NMa can request additional information or ask additional questions of Reliant and Nuon. While requests or questions are outstanding, the 13-week phase second period is interrupted. In certain circumstances, the NMa also has the right to initiate hearings regarding the proposed acquisition or solicit third-party comments regarding any proposed condition to its approval of an acquisition.

Any final decision of the NMa would be subject to appeal through the Dutch courts or, in cases of extraordinary reasons of public interest, by application to the Minister of Economic Affairs of the Netherlands.

On September 25, 2003, the NMa released for publication a formal order outlining the basis for the second phase review. For additional information, reference is made to the unofficial English translation of the NMa's order filed as Exhibit
99.2 to the Form 8-K.


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IMPACT OF SECOND PHASE REVIEW

Reliant and Nuon are engaged in ongoing discussions with the NMa to address the concerns identified in its order. These discussions are centered on various proposals submitted by Nuon to the NMa regarding possible post-closing conditions to the NMa's approval of the acquisition. Under the Dutch Competition Act, conditions to regulatory approval by the NMa may include structural undertakings (e.g., a post-closing commitments by the purchaser to divest specified assets) and/or behavioral undertakings (e.g., post-closing commitments by the purchaser with respect to the operation of the acquired assets). Based on our understanding of applicable regulatory precedents and the status of the NMa's investigation, and subject to the outcome of the ongoing discussions among the parties with the NMa, we continue to believe that NMa approval and closing should occur prior to the end of 2003.

Under our Share Purchase Agreement and related agreements (Share Purchase Agreement), Nuon has agreed to use its best efforts to obtain NMa regulatory approval, including, where required to do so, to make or agree to any proposal or action and comply with all requirements of the NMa, including divestitures or any other commitment, undertakings or conditions, unless such would have a material adverse effect (as defined) on Nuon or the companies comprising our European energy operations.

As defined in our Share Purchase Agreement, a "material adverse effect" generally means "any change, circumstance, event or effect that individually or jointly is materially adverse to the business, assets, condition, or results of operations of" Nuon, the companies comprising our European energy operations or any of their affiliates and their respective businesses "that individually or jointly result in an economic loss to" Nuon, the companies comprising our European energy operations or any of their affiliates "equal to or in excess of an aggregate amount of one hundred million Euros (EUR 100,000,000)."

If a material adverse effect were deemed to exist, Nuon would be entitled, but not obligated, to consummate the transaction on the terms provided in the Share Purchase Agreement. The Share Purchase Agreement contains a provision allowing each of the parties to terminate the proposed acquisition if regulatory approval is not received on or prior to November 28, 2003.

While we continue to believe that the sale of our European operations to Nuon will be consummated, given the uncertainties inherent in any regulatory process, we can provide no assurance (a) that the transaction will be approved by the NMa, (b) that such approval can be obtained in a timely manner or (c) that the terms and conditions under which such approval are granted will not be deemed by Nuon to result in a material adverse effect (as defined under the Share Purchase Agreement).

To address the possibility of an extended delay in the consummation of the proposed sale of our European energy operations, or a possible termination of our Share Purchase Agreement with Nuon due to failure to receive timely NMa approval, we are preparing for discussions with our lenders regarding possible extensions of the maturity dates of the credit facilities associated with

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our European energy operations, as described below. For purposes of this Report on Form 8-K, we have calculated United States dollar amounts assuming a foreign currency exchange rate of 1.1288 U.S. dollars to the Euro, which was the exchange rate in effect at September 19, 2003.

Reliant Energy Capital (Europe), Inc. (RECE), a subsidiary of Reliant Resources, is a borrower under a Euro 600 million (approximately $677 million) term loan facility (RECE Facility) originally entered into in connection with the acquisition of our European energy operations. Under its terms, the RECE Facility will mature on the earlier of (a) completion of the sale to Nuon or (b) December 31, 2003.

Reliant Energy Power Generation Benelux B.V. (REPGB), the principal operating subsidiary of our European energy operations, is a borrower under two credit facilities: (a) a Euro 150 million (approximately $169 million) revolving credit facility (REPGB Revolver) and (b) a letter of credit facility for $400 million (REPGB Letter of Credit Facility). The REPGB Revolver will mature on December 31, 2003, and the REPGB Letter of Credit Facility will mature on January 5, 2004.

For additional information regarding the terms and conditions of these credit facilities (all of which are non-recourse to Reliant Resources), as well as information regarding the sale transaction, reference is made to Note 18 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003. As in the case of any financing, there can be no assurance that efforts to extend the maturity dates will be successful or that we can extend the facilities under terms commercially acceptable to us. For example, as a condition to any extension of the maturity dates of these facilities, it is possible that the lenders may require different terms and conditions, including a possible increase in interest rates or fees.

           CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

When we make statements containing projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, transactions for the sale of parts of our operations and financings related thereto, when we make statements containing any other projections or estimates about our assumptions relating to these types of statements, we are making "forward-looking statements." These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Although we believe that the expectations and the underlying assumptions reflected in our forward-looking statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are not guarantees of future performance or events. Such statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements.


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In addition to the matters described in this report and the exhibits attached hereto, the following are some of the factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements:

     o Changes in laws and regulations, including deregulation, re-regulation and restructuring of the electric utility industry, changes in or application of environmental and other laws and regulations to which we are subject, and changes in or application of laws or regulations applicable to other aspects of our business, such as hedging activities;

     o The outcome of pending lawsuits, governmental proceedings and investigations;

     o The effects of competition, including the extent and timing of the entry of additional competitors in our markets;

     o    Liquidity concerns in our markets;

     o    Our pursuit of potential business strategies;

     o The timing and extent of changes in commodity prices and interest rates;

     o The availability of adequate supplies of fuel, water, and associated transportation necessary to operate our portfolio of generation assets;

     o Weather variations and other natural phenomena, which can affect the demand for power from or our ability to produce power at our generating facilities;

     o Financial market conditions and our access to capital, including availability of funds in the capital markets for merchant generation companies;

     o The creditworthiness or bankruptcy or other financial distress of our counterparties;

     o    Actions by rating agencies with respect to us or our competitors;

     o    Acts of terrorism or war;

     o    The availability and price of insurance;

     o    Political, legal, regulatory and economic conditions and developments;

     o The successful operation of deregulating power markets; the reliability of the systems, procedures and other infrastructure necessary to operate our retail electric business, including the systems owned and operated by the independent system operator in ERCOT;


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     o    The resolution of the refusal by certain California market participants to pay our receivables balances and the resolution of the refund methodologies; and

     o The outcome of regulatory approval processes relating to the pending sale of our European energy operations (including the impact of these processes under the terms and conditions of the Share Purchase Agreement relating to the disposition of these operations) and the consequences of a significant delay in the consummation of, or the termination of, the Share Purchase Agreement relating to these operations.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits.

               99.1 Unofficial English translation of press release of NMa dated September 11, 2003

               99.2 Unofficial English translation of decision released September 25, 2003, of the director-general of NMa within the meaning of article 37, first paragraph, of the Dutch Competition Act.

               99.3 Share Purchase Agreement, dated as of February 28, 2003, among Reliant Energy Europe Inc., Reliant Energy Wholesale (Europe) Holdings B. V., n.v. Nuon and Reliant Resources, Inc.

               99.4 Results of Submission of Matters to a Vote of Security Holders at Annual Meeting on June.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             RELIANT RESOURCES, INC.
                                                  (Registrant)



Date: September 25, 2003            By:       /s/ Thomas C. Livengood
                                        ----------------------------------------
                                                  Thomas C. Livengood
                                                  Vice President and
                                                  Controller



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                                  EXHIBIT INDEX

Exhibit
Number      Exhibit Description
-------     -------------------

99.1        Unofficial English translation of press release of NMa dated
            September 11, 2003

99.2        Unofficial English translation of decision released on September
            25, 2003, of the director-general of the NMa within the meaning of article 37, first paragraph, of the Dutch Competition Act.

99.3        Share Purchase Agreement, dated as of February 28, 2003, among
            Reliant Energy Europe Inc., Reliant Energy Wholesale (Europe)
            Holdings B. V., n.v. Nuon and Reliant Resources, Inc.

99.4 Results of Submission of Matters to a Vote of Security Holders for the Quarterly Period.